Exhibit 99.1

PRESS RELEASE

CONTACT: Brian L. Cantrell Alliance Holdings GP, L.P. 1717 South Boulder Avenue, Suite 400 Tulsa, Oklahoma 74119 (918) 295-7673

FOR IMMEDIATE RELEASE

ALLIANCE HOLDINGS GP, L.P.

Increases Quarterly Distribution by 5.2% to $0.555 Per Unit and Reports Record Quarterly Financial Results

TULSA, OKLAHOMA, April 26, 2011 – Alliance Holdings GP, L.P. (NASDAQ: AHGP) today announced that the Board of Directors of its general partner declared a quarterly cash distribution for the quarter ended March 31, 2011 (the “2011 Quarter”) of $0.555 per unit, or an annualized rate of $2.22 per unit, which will be paid on May 20, 2011, to AHGP’s unitholders of record as of the close of trading on May 13, 2011.

The announced distribution represents a 19.4% increase over the $0.465 per unit distribution (an annualized rate of $1.86 per unit) for the quarter ended March 31, 2010 (the “2010 Quarter”) and an increase of 5.2% over the fourth quarter 2010 distribution of $0.5275 per unit (an annualized rate of $2.11 per unit).

The declared distribution is based on the distribution AHGP will receive from its ownership interests in Alliance Resource Partners, L.P. (NASDAQ: ARLP). ARLP today announced a quarterly distribution for the 2011 Quarter of $0.89 per unit, or $3.56 per unit on an annualized basis, payable on May 13, 2011 to all unitholders of record as of the close of trading on May 6, 2011. (See ARLP Press Release dated April 26, 2011.)

AHGP also reported record net income for the 2011 Quarter of $51.5 million, or $0.86 per basic and diluted limited partner unit, an increase of 25.5% compared to net income for the 2010 Quarter of $41.0 million, or $0.69 per basic and diluted limited partner unit. (For a discussion of net income presentation, please see the end of this release.)

AHGP currently has no other operating activities apart from those conducted by the operating subsidiaries of ARLP and reports its financial results on a consolidated basis with the financial results of ARLP. AHGP’s principal sources of cash flow are its ownership of general partner interests, limited partner interests and incentive distribution rights in ARLP. Based on ARLP’s current declared distribution, AHGP expects to receive quarterly cash distributions from ARLP of $34.0 million, or $136.0 million on an annualized basis. AHGP’s primary cash requirements are for working capital, distributions to its unitholders and general and administrative expenses, including for 2011 an estimated $4.0 million in general and administrative expenses. At March 31, 2011, AHGP had no borrowings outstanding under its revolving credit facility.

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AHGP and ARLP will discuss their 2011 Quarter financial results during a joint conference call scheduled for today at 10:00 a.m. Eastern. To participate in the conference call, dial (866) 804-6920 and provide pass code 34660224. International callers should dial (857) 350-1666 and provide the same pass code. Investors may also listen to the call via the “investor information” section of ARLP’s website at http://www.arlp.com or AHGP’s website at http://www.ahgp.com.

An audio replay of the conference call will be available for approximately one week. To access the audio replay, dial (888) 286-8010 and provide pass code 56922239. International callers should dial (617) 801-6888 and provide the same pass code.

This announcement is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b), with 100% of the partnership’s distributions to foreign investors attributable to income that is effectively connected with a United States trade or business. Accordingly, AHGP’s distributions to foreign investors are subject to federal income tax withholding at the highest applicable tax rate.

About Alliance Holdings GP, L.P.

AHGP is a limited partnership formed to own and control Alliance Resource Management GP, LLC, the managing general partner of ARLP, through which it holds a 1.98% general partner interest and the incentive distribution rights in ARLP. In addition, AHGP owns 15,544,169 common units of ARLP.

News, unit prices and additional information about AHGP including filings with the Securities and Exchange Commission, are available at http://www.ahgp.com. For more information, contact the investor relations department of AHGP at (918) 295-1415 or via e-mail at investorrelations@ahgp.com.

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The statements and projections used throughout this release are based on current expectations. These statements and projections are forward-looking, and actual results may differ materially. These projections do not include the potential impact of any mergers, acquisitions or other business combinations that may occur after the date of this release. At the end of this release, we have included more information regarding business risks that could affect our results.

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FORWARD-LOOKING STATEMENTS: With the exception of historical matters, any matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projected results. These risks, uncertainties and contingencies include, but are not limited to, the following: changes in competition in coal markets and the ARLP Partnership’s ability to respond to such changes; changes in coal prices, which could affect the ARLP Partnership’s operating results and cash flows; risks associated with the ARLP Partnership’s expansion of its operations and properties; the impact of recent health care legislation; deregulation of the electric utility industry or the effects of any adverse change in the coal industry, electric utility industry, or general economic conditions; dependence on significant customer contracts, including renewing customer contracts upon expiration of existing contracts; changing global economic conditions or in industries in which the ARLP Partnership’s customers operate; liquidity constraints, including those resulting from any future unavailability of financing; customer bankruptcies, cancellations or breaches to existing contracts, or other failures to perform; customer delays, failure to take coal under contracts or defaults in making payments; adjustments made in price, volume or terms to existing coal supply agreements; fluctuations in coal demand, prices and availability due to labor and transportation costs and disruptions, equipment availability, governmental regulations, including those related to carbon dioxide emissions, and other factors; legislation, regulatory and court decisions and interpretations thereof, including issues related to climate change and miner health and safety; the ARLP Partnership’s productivity levels and margins it earns on coal sales; unexpected changes in raw material costs; unexpected changes in availability of skilled labor; the ARLP Partnership’s ability to maintain satisfactory relations with its employees; any unanticipated increases in labor costs, adverse changes in work rules, or unexpected cash payments or projections associated with post-mine reclamation and workers’ compensation claims; any unanticipated increases in transportation costs and risk of transportation delays or interruptions; greater than expected environmental regulation, costs and liabilities; a variety of operational, geologic, permitting, labor and weather-related factors; risks associated with major mine-related accidents, such as mine fires, or interruptions; results of litigation, including claims not yet asserted; difficulty maintaining the ARLP Partnership’s surety bonds for mine reclamation as well as workers’ compensation and black lung benefits; difficulty in making accurate assumptions and projections regarding pension, black lung benefits and other post-retirement benefit liabilities; coal market’s share of electricity generation, including as a result of environmental concerns related to coal mining and combustion and the cost and perceived benefits of alternative sources of energy, such as natural gas, nuclear energy and renewable fuels; uncertainties in estimating and replacing the ARLP Partnership’s coal reserves; a loss or reduction of benefits from certain tax credits; AND difficulty obtaining commercial property insurance, and risks associated with the ARLP Partnership’s participation (excluding any applicable deductible) in the commercial insurance property program.

Additional information concerning these and other factors can be found in AHGP’s public periodic filings with the Securities and Exchange Commission (“SEC”), including AHGP’s Annual Report on Form 10-K for the year ended December 31, 2010, filed on March 8, 2011 with the SEC. Except as required by applicable securities laws, AHGP does not intend to update its forward-looking statements.

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ALLIANCE HOLDINGS GP, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND OPERATING DATA

(In thousands, except unit and per unit data)

(Unaudited)

	Three Months Ended March 31,
	2011	2010
SALES AND OPERATING REVENUES:
Coal sales	$407,685	$364,159
Transportation revenues	9,300	9,705
Other sales and operating revenues	6,187	6,753

Total revenues	423,172	380,617

EXPENSES:
Operating expenses (excluding depreciation, depletion and amortization)	256,118	239,267
Transportation expenses	9,300	9,705
Outside coal purchases	3,789	1,842
General and administrative	13,273	11,203
Depreciation, depletion and amortization	37,862	36,296

Total operating expenses	320,342	298,313

INCOME FROM OPERATIONS	102,830	82,304
Interest expense	(9,310)	(7,595)
Interest income	106	52
Other income (expense)	587	(150)

INCOME BEFORE INCOME TAXES	94,213	74,611
INCOME TAX EXPENSE (BENEFIT)	(228)	169

NET INCOME	94,441	74,442
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(42,934)	(33,414)

NET INCOME ATTRIBUTABLE TO ALLIANCE HOLDINGS GP, L.P. (“NET INCOME OF AHGP”)	$51,507	$41,028

BASIC AND DILUTED NET INCOME OF AHGP PER LIMITED PARTNER UNIT	$0.86	$0.69

DISTRIBUTIONS PAID PER LIMITED PARTNER UNIT	$0.5275	$0.4525

WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING-BASIC AND DILUTED	59,863,000	59,863,000

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ALLIANCE HOLDINGS GP, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except unit data)

(Unaudited)

	March 31, 2011	December 31, 2010
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$341,833	$342,237
Trade receivables	123,777	112,942
Other receivables	1,366	2,537
Due from affiliate	—	1,635
Inventories	55,631	31,548
Advance royalties	4,812	4,812
Prepaid expenses and other assets	7,251	10,363

Total current assets	534,670	506,074

PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment, at cost	1,652,197	1,598,130
Less accumulated depreciation, depletion and amortization	(673,275)	(648,883)

Total property, plant and equipment, net	978,922	949,247

OTHER ASSETS:
Advance royalties	30,464	27,439
Other long-term assets	21,133	21,312

Total other assets	51,597	48,751

TOTAL ASSETS	$1,565,189	$1,504,072

LIABILITIES AND PARTNERS’ CAPITAL

CURRENT LIABILITIES:
Accounts payable	$69,042	$63,934
Due to affiliates	627	573
Accrued taxes other than income taxes	17,084	13,916
Accrued payroll and related expenses	28,372	30,773
Accrued interest	7,673	2,491
Workers’ compensation and pneumoconiosis benefits	8,358	8,518
Current capital lease obligations	817	295
Other current liabilities	14,950	16,780
Current maturities, long-term debt	18,000	18,000

Total current liabilities	164,923	155,280

LONG-TERM LIABILITIES:
Long-term debt, excluding current maturities	704,000	704,000
Pneumoconiosis benefits	46,353	45,039
Accrued pension benefit	13,029	13,296
Workers’ compensation	63,235	59,796
Asset retirement obligations	56,567	56,045
Due to affiliates	—	682
Long-term capital lease obligations	3,002	165
Other liabilities	3,582	12,549

Total long-term liabilities	889,768	891,572

Total liabilities	1,054,691	1,046,852

COMMITMENTS AND CONTINGENCIES

PARTNERS’ CAPITAL:
Alliance Holdings GP, L.P. (“AHGP”) Partners’ Capital:
Limited Partners – Common Unitholders 59,863,000 units outstanding	351,002	330,346
Accumulated other comprehensive loss	(8,097)	(8,138)

Total AHGP Partners’ Capital	342,905	322,208
Noncontrolling interests	167,593	135,012

Total Partners’ Capital	510,498	457,220

TOTAL LIABILITIES AND PARTNERS’ CAPITAL	$1,565,189	$1,504,072

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ALLIANCE HOLDINGS GP, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2011	2010
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES	$120,315	$106,195

CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant and equipment:
Capital expenditures	(63,782)	(77,457)
Changes in accounts payable and accrued liabilities	(4,836)	6,048
Proceeds from sale of property, plant and equipment	54	101
Receipts of prior advances on Gibson rail project	528	562

Net cash used in investing activities	(68,036)	(70,746)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under revolving credit facilities	—	33,250
Payments under revolving credit facilities	—	(10,000)
Payments on capital lease obligations	(166)	(79)
Net settlement of employee withholding taxes on vesting of ARLP Long-Term Incentive Plan	(2,324)	(1,265)
Distributions paid by consolidated partnership to noncontrolling interests	(18,615)	(16,737)
Distributions paid to Partners	(31,578)	(27,089)

Net cash used in financing activities	(52,683)	(21,920)

EFFECT OF CURRENCY TRANSLATION ON CASH	—	(282)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(404)	13,247

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	342,237	24,361

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$341,833	$37,608

Presentation of Net Income

Consolidated net income includes earnings attributable to both AHGP and noncontrolling interests. Unless otherwise noted, any reference to net income in this release represents net income attributable to AHGP.

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